UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    The Pantry, Inc.

(Name of registrant as specified in its charter)

    Not Applicable

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On February 28, 2014, The Pantry, Inc. issued the following press release:

THE PANTRY RESPONDS TO ERRONEOUS INFORMATION PUBLISHED BY

GLASS LEWIS AND DISSIDENT GROUP

CARY, N.C. – February 28, 2014 – The Pantry, Inc. (NASDAQ: PTRY), a leading independently operated convenience store chain in the southeastern U.S., today responded to a report issued by Glass, Lewis & Co., LLC (“Glass Lewis”) on February 27, 2014 in connection with the Company’s 2014 Annual Meeting of Stockholders on March 13, 2014, as well as to a press release subsequently issued by the dissident stockholder group led by JCP Investment Management, LLC (“the dissident group”) on February 28, 2014.

The Pantry issued the following statement:

“We are disappointed with the report issued by Glass Lewis, which contains numerous inaccuracies that illustrate Glass Lewis’ fundamental lack of understanding of our business. Glass Lewis made several incorrect observations about The Pantry and its Board of Directors, including but not limited to:

•	Repeatedly misidentifying Tad Dickson, the director candidate whom the Company nominated in January 2014 to stand for election to the Board, as Terry McElroy, who has been a Board member since 2006 and is one of our longest-serving directors;

•	Wrongly asserting that Mr. Dickson’s extensive experience in the supermarket industry—including serving most recently as Chairman and CEO of Harris Teeter Supermarkets, a leading food retailer in the southeastern U.S. with 216 stores and $4.1 billion of revenue—does not constitute valid retail experience, despite the fact that Harris Teeter is a renowned leader in the supermarket industry offering fresh and prepared food for immediate consumption; and

•	Suggesting that director nominee Kathleen Guion did not have relevant fuel experience, when in fact, she accumulated significant fuel experience through her service as President and COO of E-Z Serve Convenience Stores, a chain of over 600 stores with fuel operations in the Houston area, and as Vice President and General Manager of 7-Eleven convenience stores. Ms. Guion also demonstrated exceptional retail experience as an executive with Dollar General, which under her leadership significantly expanded its food merchandise offering.

“We believe these gross inaccuracies indicate that Glass Lewis did not give careful consideration to our business, strategy and Board constitution. Accordingly, we strongly urge stockholders to disregard the information contained in Glass Lewis’ unreliable report.

“The Pantry also notes a similar disregard for the facts and carelessness on the part of the dissident group in its publicly issued response to the Glass Lewis report.

“A full two paragraphs of the dissident group’s press release that purportedly quote Glass Lewis, in fact, have nothing whatsoever to do with The Pantry or the proxy contest at hand. The dissident group lifted these paragraphs word-for-word from another hedge fund’s press release about another company during a different proxy contest held last year. Not only did the dissident group refer to a stockholder rights plan that does not exist at The Pantry, the dissident group did not even take the time to change the names of that other company’s director candidates! The Pantry is concerned that, if elected, the dissident group’s nominees, Messrs. Diener, Pappas and Schechter, would exhibit the same carelessness in serving The Pantry stockholders as they do in their public statements.”

The Pantry’s Board and management team are successfully executing a strategic plan to improve key areas of the business and create meaningful value for stockholders. The Board and management’s efforts to implement a major store remodeling and quick-service restaurant program as quickly as practicable, to refocus the Company’s merchandising strategy, to invest in technology to improve fuel pricing and to accelerate growth through selective acquisitions—all while maintaining a prudent and disciplined approach to capital allocation—are clear evidence of the meaningful progress The Pantry has made and continues to make.

The Pantry continues to recommend that stockholders discard any proxy materials they may receive from the dissident and vote the WHITE proxy card today.

Safe Harbor Statement

Statements made by the Company in this letter relating to future plans, events, or financial condition or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “expect,” “plan,” “anticipate,” “intend,” “outlook,” “guidance,” “believes,” “should,” “target,” “goal,” “forecast,” “will,” “may” or words of similar meaning. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation, the potential cost and management distraction attendant to the dissident group’s nomination of director nominees at the 2014 Annual Meeting of Stockholders, the ability of management to increase profitability as a result of technology enhancements, cost management efforts and store remodels, and new store openings and acquisitions. These and other risk factors are discussed in the Company’s most recent Annual Report on Form 10-K and in its other filings with the U.S. Securities and Exchange Commission (the “SEC”), and should be considered carefully. Readers are cautioned not to place undue reliance on such forward looking statements. In addition, the forward-looking statements included in this letter are based on the Company’s estimates and plans as of February 28, 2014. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

Important Additional Information

The Pantry has filed a definitive proxy statement and form of white proxy card with the SEC on February 13, 2014 and commenced mailing the definitive proxy statement and white proxy card to The Pantry’s stockholders in connection with its 2014 Annual Meeting of Stockholders. THE PANTRY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY CONTAIN IMPORTANT INFORMATION. The Pantry, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from The Pantry’s stockholders in connection with the matters to be considered at The Pantry’s 2014 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with The Pantry’s 2014 Annual Meeting of Stockholders. Stockholders may obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by The Pantry with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at The Pantry’s website at www.thepantry.com, by writing to The Pantry at 305 Gregson Drive, Cary, North Carolina 27511, Attention: Secretary or by calling The Pantry’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.

The Pantry, Inc.

Andrew Hinton, 919-774-6700

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger, 212-750-5833

Joele Frank, Wilkinson Brimmer Katcher

Matt Sherman / Andrew Siegel, 212-355-4449

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